Exhibit 99.1

Desktop Metal Dismisses Markforged from Previously Filed Complaint

WALTHAM, Mass., January 24, 2025 – Markforged Holding Corporation (“Markforged”) (NYSE: MKFG), the company strengthening manufacturing resiliency by enabling industrial production at the point of need, announced today that Desktop Metal, Inc. (“Desktop Metal”) has voluntarily dismissed Markforged without prejudice from its previously filed complaint against Nano Dimension Ltd. (“Nano”) and Markforged brought in connection with Markforged’s pending merger with Nano (the “Action”).

As previously announced, on September 25, 2024, Markforged entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nano pursuant to which Nano will, subject to the terms and conditions in the Merger Agreement, acquire all outstanding shares of Markforged (the “Merger”), with Markforged surviving the Merger as an indirect wholly-owned subsidiary of Nano. Completing the transaction is subject to certain closing conditions, including required regulatory approvals, and as of January 24, 2025, Markforged has obtained approval for all regulatory filings required pursuant to the Merger Agreement except for its filing with the Committee on Foreign Investment in the United States.

As previously disclosed on January 2, 2025, Desktop Metal filed a complaint captioned Desktop Metal, Inc. v. Nano Dimension Ltd., et al. in the Delaware Court of Chancery (the “Court”) in which Nano and Markforged were named as defendants (the “Complaint”). The Complaint generally alleges that Nano breached the terms of its merger agreement with Desktop Metal by subsequently entering into the Merger Agreement with Markforged, and that closing the Merger prior to the pending merger between Desktop Metal and Nano (the “Desktop Metal Merger”) would jeopardize the parties’ ability to close the Desktop Metal Merger. In the Complaint, Desktop Metal requested, among other forms of relief, an order from the Court enjoining consummation of the Merger until the Desktop Metal Merger has closed. Markforged believes that Desktop Metal’s claims and the requested relief against Markforged are without merit.

On January 22, 2025, Desktop Metal filed a notice of voluntary dismissal with the Court to dismiss Markforged from the Action, without prejudice.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions or variations of such words are intended to identify forward-looking statements. Specifically this press release includes statements regarding: (i) the ability of Markforged and Nano to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger contemplated thereby, (ii) dismissal of Markforged from the Action, (iii) Markforged’s intentions with respect to completion of the Merger, (iv) the impact of the combination of Desktop Metal, Nano and Markforged, (v) Markforged’s beliefs regarding the merits of the Complaint, and (vi) Nano’s or Markforged’s objectives, plans and strategies. Because such statements deal with future events and are based on Nano’s and Markforged’s current expectations, they are subject to various risks and uncertainties. The acquisition is subject to closing conditions, some of which are beyond the control of Nano or Markforged. Actual results, performance, or achievements of Nano or Markforged could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including (i) the ultimate outcome of the proposed transaction between Nano and Markforged, including the impact, if any, of litigation between Desktop Metal and Nano, or any other litigation, on the transaction, (ii) the ultimate outcome of the proposed transaction between Nano and Desktop Metal, (iii) the effect of the announcement of the proposed transaction on the ability of Nano and Markforged to operate their businesses and retain and hire key personnel and to maintain favorable business relationships, (iv) the timing of the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, (vi) the ability to satisfy closing conditions to the completion of the proposed transaction (including regulatory approval), (vii) other risks related to the completion of the proposed transaction and actions related thereto, and (viii) the risks and uncertainties discussed under the heading “Risk Factors” in Nano’s annual report on Form 20-F filed with the SEC on March 21, 2024, and in any subsequent filings with the SEC, and under the heading “Risk Factors” in Markforged’s annual report on Form 10-K filed with the SEC on March 15, 2024, and in any subsequent filings with the SEC. You should note that such combined company information has not been prepared in accordance with and does not purport to comply with Article 11 of Regulation S-X under the U.S. Securities Act of 1933, as amended. Except as otherwise required by law, each of Nano and Markforged undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media

Sam Manning, Public Relations Manager

sam.manning@markforged.com

Investors

Austin Bohlig, Director of Investor Relations

investors@markforged.com